UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2018, upon the recommendation of the Nominating/Corporate Governance Committee, the board of directors (the “Board”) of Cedar Realty Trust, Inc. (the “Company”) appointed Ms. Sabrina L. Kanner as a member of the Board to fill the vacancy created by the retirement of Paul G. Kirk, Jr. from the Board effective May 2, 2018. Ms. Kanner will serve until the next annual meeting of stockholders of the Company and until her successor is duly elected and qualified, or until her earlier resignation or removal. Concurrent with her election as a director, Ms. Kanner was appointed to the Compensation and Nominating/Corporate Governance Committees of the Board.

Ms. Kanner will participate in the Company’s compensation program for its non-employee outside directors, as described under the heading “Compensation of Non-Employee Directors” in the Company’s Definitive Proxy Statement on Schedule 14A for the 2018 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 2, 2018. Pursuant to the Company’s compensation program, Ms. Kanner will receive an annual cash retainer of $32,000 and a $65,000 annual grant of restricted stock (subject to proration for less than full years served), in addition to customary annual fees for committee service. Pursuant to the terms of the Company’s 2017 Stock Incentive Plan, upon election to the Board, Ms. Kanner received a pro-rated grant of 8,137 shares of the Company’s restricted stock, which will cliff-vest in three years from the grant date.

Ms. Kanner is the current Executive Vice President, Design & Construction of Brookfield Properties (USA II) LLC and has responsibility for Design and Construction activities in Brookfield’s U.S. properties and development sites. Ms. Kanner has held various positions at Brookfield Properties and its predecessor company over the past 36 years, and has most recently grown the company’s design and construction platform to support the company’s expansion into multi-family development and headed the design and construction of major development and redevelopment projects in the U.S. Ms. Kanner also currently serves on the board of Opus Holding LLC, a privately held company that provides development, design and construction services across asset classes to clients with operations in the Midwest and Southwest. Ms. Kanner is a cum laude graduate of Union College with a B.A. in English.

There are no arrangements or understandings between Ms. Kanner and any other persons pursuant to which she was selected as a director. Additionally, there are no transactions between the Company and Ms. Kanner that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On June 12, 2018, the Company issued a press release announcing the election of Ms. Kanner to the Board. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference into this Item 7.01.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of June 12, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2018

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO

3